Exhibit 32.1
Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350
In connection with the Quarterly Report of ReAble Therapeutics Finance LLC (the “Company”) on Form 10-Q for the fiscal quarter ended March 31, 2007, as filed with the Securities and Exchange Commission on May 15, 2007 (the “Report”), I, Kenneth W. Davidson, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act 2002, that:
(i) This Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the Report), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 18, 2007
/s/ Kenneth W. Davidson Kenneth W. Davidson
Chief Executive Officer